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                                                                    EXHIBIT 23.3

[NSA LOGO]


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related proxy statement of EEX Corporation and prospectus of Newfield Exploration Company for the registration of 7,259,571 shares of Newfield Exploration Company common stock and 42,574,298 units of the Treasure Island Royalty Trust and to the incorporation by reference therein of our reports dated February 26, 2002 and February 28, 2002 with respect to the oil and gas reserves of EEX Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By: /s/ Frederic D. Sewell
                                          -----------------------------------
                                           Frederic D. Sewell
                                           Chairman and CEO

Dallas, Texas
June 20, 2002